Exhibit 99.1

Duluth Holdings Inc. Announces  Third Quarter Fiscal 2019 Financial Results

MOUNT HOREB, Wis., Dec.  5, 2019 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal third quarter ended November 3, 2019.

Highlights for the Third Quarter Ended November 3, 2019

•	Net sales increased 12.2% to $119.8 million compared to $106.7 million in the prior-year third quarter
•	Gross margin decreased 250 basis points to 54.6% compared to 57.1% in the prior-year third quarter
•	Operating income of $1.3 million compared to operating loss of $2.6 million in the prior-year third quarter
•	Net income of $0.2 million, or $0.01 per diluted share, compared to a net loss of $3.2 million, or $0.10 per diluted share, in the prior-year third quarter
•	Adjusted EBITDA[1] of $7.3 million compared to $1.0 million in the prior-year third quarter
•	The Company opened three retail stores in Round Rock, TX; Hoover, AL; and Sandy, UT totaling approximately 47,000 gross square feet
•	39th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We are pleased to report healthy top-line growth of 12% and improved third-quarter operating margin and earnings growth on a year-over-year basis,” said Stephen L. Schlecht, Founder and Chief Executive Officer of Duluth Trading. “Our entire team has been hard at work to set the stage for the all-important holiday shopping season and I believe we entered the fourth quarter better prepared to serve our customers than any time in the last two years.”

Operating Results for the Third Quarter Ended November 3, 2019

Net sales increased 12.2%, to $119.8 million, compared to $106.7 million in the same period a year ago. Net sales were driven by a 2.9% growth in direct net sales and 24.1% growth in retail net sales,  with increases in both our men’s and women’s businesses.  At the end of the third quarter, the company had 58 stores compared to 43 stores in the same period a year ago.

Gross profit increased 7.2%, to $65.4 million, or 54.6% of net sales, compared to $61.0 million, or 57.1% of net sales, in the corresponding prior-year period. The 250-basis point decrease in gross margin rate was primarily attributable to a decrease in product margins due to additional global promotions, coupled with recent clearance activity.

Selling, general and administrative expenses increased 0.8% to $64.0 million, compared to $63.5 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased 600 basis points to 53.5%, compared to 59.5% in the corresponding prior-year period. As a percentage of net sales, general and administrative expenses decreased 50 basis points to 22.1%, compared to 22.6% in the corresponding prior-year period, primarily due to leverage gained from a higher mix of retail sales. As a percentage of net sales, selling expenses decreased 110 basis points to 15.4%, compared to 16.5% in the corresponding prior-year period, largely due to gained efficiencies at both the distribution center and call center. As a percentage of net sales, advertising and marketing costs decreased 440 basis points to 16.0%, compared to 20.4% in the corresponding prior-year period,  primarily due to lower catalog circulation and advertising leverage gained from a higher mix of retail sales.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $2.2 million, net working capital of $108.7 million, $20.0 million outstanding on its $50.0 million term loan, and  $70.5 million outstanding on its $80.0 million revolving line of credit.

Fiscal 2019 Outlook

The Company reaffirmed its fiscal 2019 outlook as follows:

•	Net sales in the range of $610.0 million to $620.0 million
•	Adjusted EBITDA[1] in the range of $51.0 million to $55.0 million
•	EPS in the range of $0.60 to $0.66 per diluted share
•	Capital expenditures of approximately $38.0 million[2]
•	15 new store openings, adding approximately 215,000 of additional gross square footage

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2019 capital expenditures primarily include the opening of 15 retail stores, investments in technology and infrastructure improvements.

The following table recaps the Company’s fiscal 2019 stores opened as well as signed new store leases and the anticipated opening timeframes.

		Gross
Location	Timing	Square Footage
Friendswood, TX	Opened March 7, 2019	16,026
Katy, TX	Opened March 8, 2019	16,000
Wichita, KS	Opened March 21, 2019	15,385
Spokane Valley, WA	Opened April 11, 2019	15,656
Jacksonville, FL	Opened May 2, 2019	14,557
Rogers, AR	Opened May 16, 2019	15,656
Danbury, CT	Opened May 23, 2019	9,792
Madison, AL	Opened June 6, 2019	15,656
Kennesaw, GA	Opened June 28, 2019	19,620
Round Rock, TX	Opened September 5, 2019	15,536
Hoover, AL	Opened September 26, 2019	15,656
Sandy, UT	Opened November 1, 2019	15,602
Bloomington, MN	Opened November 7, 2019	1,663
Franklin, TN	Opened November 14, 2019	11,940
Knoxville, TN	Opened November 15, 2019	15,385
Henrico, VA	Q1 Fiscal 2020	16,828
Springfield, OR	Q1 Fiscal 2020	20,388
Orland Park, IL	Q2 Fiscal 2020	10,000
Roseville, CA	Q2 Fiscal 2020	15,000
Florence, KY	Q3 Fiscal 2020	11,441
Cherry Hill, NJ	Fiscal 2021	11,441

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  December 5, 2019 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through December 19, 2019: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10137186
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit http://dpregister.com/10137186 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended November 3, 2019, versus the three and nine months ended October 28, 2018.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 2, 2020.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2019 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2019, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC.  These risks and uncertainties include, but are not limited to, the following: our ability to maintain and enhance a strong brand image; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Margaret Boyce (310) 622-8247

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	November 3, 2019	February 3, 2019

ASSETS
Current Assets:
Cash	$2,187	$731
Accounts receivable	340	28
Other receivables	6,559	4,611
Inventory, net	183,115	97,685
Prepaid expenses & other current assets	11,170	12,640
Prepaid catalog costs	892	2,503
Total current assets	204,263	118,198
Property and equipment, net	139,134	167,109
Operating lease right-of-use assets	119,323	—
Finance lease right-of-use assets, net	45,313	—
Restricted cash	1,776	2,354
Available-for-sale security	6,499	6,295
Goodwill	402	402
Other intangible asset, net	287	306
Other assets, net	1,120	641
Total assets	$518,117	$295,305
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$55,351	$25,363
Accrued expenses and other current liabilities	27,750	26,530
Income taxes payable	—	218
Current portion of operating lease liabilities	10,296	—
Current portion of finance lease liabilities	1,584	—
Current maturities of long-term debt[1]	541	500
Total current liabilities	95,522	52,611
Operating lease liabilities, less current maturities	104,352	—
Long-term line of credit	70,470	16,542
Finance lease liabilities, less current maturities	38,183	—
Long-term debt, less current maturities[1]	27,880	28,283
Long-term delayed draw term loan	20,000	—
Deferred tax liabilities	8,732	9,722
Finance lease obligations under build-to-suit leases	—	23,034
Deferred rent obligations, less current maturities	—	5,003
Total liabilities	365,139	135,195
Commitments and contingencies
Shareholders' equity:
Treasury stock	(406)	(92)
Capital stock	90,451	89,849
Retained earnings	63,214	70,592
Accumulated other comprehensive income, net	214	—
Total shareholders' equity of Duluth Holdings Inc.	153,473	160,349
Noncontrolling interest	(495)	(239)
Total shareholders' equity	152,978	160,110
Total liabilities and shareholders' equity	$518,117	$295,305

1 Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation.  Duluth Trading Company is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	November 3, 2019	October 28, 2018	November 3, 2019	October 28, 2018
Net sales	$119,768	$106,701	$355,975	$317,561
Cost of goods sold (excluding depreciation and amortization)	54,403	45,730	164,888	138,410
Gross profit	65,365	60,971	191,087	179,151
Selling, general and administrative expenses	64,037	63,534	196,128	172,075
Operating income (loss)	1,328	(2,563)	(5,041)	7,076
Interest expense	1,500	1,583	3,131	3,638
Other income, net	58	3	254	168
(Loss) income before income taxes	(114)	(4,143)	(7,918)	3,606
Income tax (benefit) expense	(203)	(1,067)	(2,209)	913
Net income (loss)	89	(3,076)	(5,709)	2,693
Less: Net (loss) income attributable to noncontrolling interest	(93)	74	(256)	157
Net income (loss) attributable to controlling interest	$182	$(3,150)	$(5,453)	$2,536
Basic earnings (loss) per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,322	32,098	32,299	32,065
Net income (loss) per share attributable to controlling interest	$0.01	$(0.10)	$(0.17)	$0.08
Diluted earnings (loss) per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,322	32,098	32,299	32,402
Net income (loss) per share attributable to controlling interest	$0.01	$(0.10)	$(0.17)	$0.08

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	November 3, 2019	October 28, 2018
Cash flows from operating activities:
Net (loss) income	$(5,709)	$2,693
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	15,934	8,187
Stock based compensation	282	1,305
Deferred income taxes	(914)	(150)
Changes in operating assets and liabilities:
Accounts receivable	(312)	(287)
Other receivables	(1,948)	(2,554)
Inventory	(85,430)	(44,776)
Prepaid expense & other current assets	2,568	(4,951)
Deferred catalog costs	1,611	(1,416)
Trade accounts payable	29,862	19,126
Income taxes payable	(218)	(7,780)
Accrued expenses and deferred rent obligations	(3,350)	7,101
Net cash used in operating activities	(47,624)	(23,502)
Cash flows from investing activities:
Purchases of property and equipment	(20,899)	(45,878)
Capital contributions towards build-to-suit stores	(3,712)	—
Principal receipts from available-for-sale security	85	—
Change in other assets	(15)	(439)
Net cash used in investing activities	(24,541)	(46,317)
Cash flows from financing activities:
Proceeds from line of credit	225,079	100,982
Payments on line of credit	(171,152)	(35,982)
Proceeds from other borrowings	20,000	—
Payments on long term debt	(362)	(60)
Payments on finance lease obligations	(528)	(4)
Proceeds from finance lease obligations	—	941
Shares withheld for tax payments on vested restricted shares	(314)	(35)
Other	320	87
Net cash provided by financing activities	73,043	65,929
Increase (decrease) in cash and restricted cash	878	(3,890)
Cash and restricted cash at beginning of period	3,085	7,083
Cash and restricted cash at end of period	$3,963	$3,193
Supplemental disclosure of cash flow information:
Interest paid	$3,301	$3,362
Income taxes paid	$555	$10,055
Supplemental disclosure of non-cash information:
Property and equipment acquired under build-to-suit leases	$—	$3,583
Unpaid liability to acquire property and equipment	$378	$3,001

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended

	November 3, 2019	October 28, 2018	November 3, 2019	October 28, 2018
Net income (loss)	$89	$(3,076)	$(5,709)	$2,693
Depreciation and amortization	6,529	3,118	15,934	8,187
Interest expense	1,500	1,583	3,131	3,638
Amortization of build-to-suit operating leases capital contribution	94	—	573	—
Income tax (benefit) expense	(203)	(1,067)	(2,209)	913
EBITDA	$8,009	$558	$11,720	$15,431
Stock based compensation	(747)	447	282	1,305
Adjusted EBITDA	$7,262	$1,005	$12,002	$16,736

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	November 3, 2019	October 28, 2018	November 3, 2019	October 28, 2018
Net sales
Direct	$61,581	$59,827	$187,549	$186,872
Retail	58,187	46,874	168,426	130,689
Total net sales	$119,768	$106,701	$355,975	$317,561
Operating income (loss)
Direct	$(5,229)	$(8,357)	$(22,054)	$(9,362)
Retail	6,557	5,794	17,013	16,438
Total operating income (loss)	1,328	(2,563)	(5,041)	7,076
Interest expense	1,500	1,583	3,131	3,638
Other income, net	58	3	254	168
(Loss) income before income taxes	$(114)	$(4,143)	$(7,918)	$3,606

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	November 3, 2019	October 28, 2018	November 3, 2019	October 28, 2018
Net sales
Men's	$80,049	$72,789	$235,939	$216,143
Women's	33,758	28,459	101,673	85,244
Hard goods/other	5,961	5,453	18,363	16,174
Total net sales	$119,768	$106,701	$355,975	$317,561

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 2, 2020

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$19,500	$21,500
Depreciation and amortization	19,900	20,900
Interest expense	4,600	4,600
Amortization of build-to-suit operating leases capital contribution	800	800
Income tax expense	5,500	6,300
EBITDA	$50,300	$54,100
Stock based compensation	700	900
Adjusted EBITDA	$51,000	$55,000